Cimarron
ESCROW, INC

(760) 241-7204
13911 Park Avenue, Suite 110A, Victorville, CA 92392

SUPPLEMENTAL ESCROW INSTRUCTIONS

ESCROW NUMBER: **1-41286-KS** DATE: **SEPTEMBER 12, 2007**

ESCROW OFFICER: **Karen Schaper**
DIRECT FAX NO. (760) 241-3505

TO: CIMARRON ESCROW, INC.

I/we the undersigned hand you a copy of the **Vacant Land Purchase Agreement and Joint Escrow Instructions (and Receipt for Deposit)** dated **SEPTEMBER 7, 2007** including **NONE** Counter Offers and **THREE** Addendum(s). Your duties and responsibilities are limited to those paragraphs specified in paragraph 33 of same.

For clarification purposes, the following is restated and shall apply:

PAID OUTSIDE OF ESCROW	$	
CASH DEPOSITED (prior to close of escrow)	$	**8,000,000.00**
TOTAL CONSIDERATION	$	**8,000,000.00**

On or before **March 7, 2008**, I/we will hand you sufficient funds to comply with these instructions of which the sum of **$10,000.00** has been deposited into escrow and, when you are in a position to order **OWNERS** standard coverage form Policy of Title Insurance issued by **CHICAGO TITLE COMPANY**, containing their standard exceptions and provisions with liability of **$8,000,000.00** on the following described property in the County of SAN BERNARDINO, State of California:

THE LAND EMBRACED WITHIN THE QUAD DUECE I, QUAD DUECE II, QUAD DUECE IV, QUAD DUECE V, QUAD DUECE X, QUAD DUECE XII, QUAD DUECE XIV, QUAD DUECE 22, PAL #16, PAL #17, PAL #35, PAL #36, LANGTRY #1, LANGTRY #2, LANGTRY #4, LANGTRY #5, LANGTRY #6, CISCO #1 AND CISCO #2 AND CISCO #3 LODE MINING CLAIMS, DESIGNATED AND DESCRIBED AS:

SURVEY NO. 6777, EMBRACING A PORTION OF SECTIONS 6, 7 AND 8, TOWNSHIP 10 NORTH, RANGE 1 EAST, SAN BERNARDINO MERIDIAN, SAN BERNARDINO COUNTY, STATE OF CALIFORNIA.

APN: **0517-251-05**

PROPERTY ADDRESS (Not Verified): **VACANT LAND (FORT IRWIN ROAD), UNINCORPORATED AREA, CA**

showing title vested in:

INTERNATIONAL SILVER INC., AN ARIZONA CORPORATION AND/OR ASSIGNEE

free of encumbrances except:
1. General and Special Taxes and Special District Levies not due or delinquent.
2. The lien of supplemental taxes assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.
3. Assessments and/or Bonds.
4. Covenants, conditions, restrictions, rights of way, easements and reservations of record, if any.

ASSIGNEE: Prior to the close of escrow, buyer herein reserves the right of naming an assignee to become the vestee of the property above described in his place and stead. If the buyer elects to name an assignee, seller will hand you a Deed to the assignee so named as called for in these instructions.

DUE DILIGENCE Buyer to make all investigations and inspections including the preliminary title report for subject property.

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Said inspections will be considered approved, unless escrow holder receives written disapproval from buyer by **MARCH 7, 2008**.

ADDITIONAL DUE DILIGENCE PROVISIONS PER PURCHASE AGREEMENT ADDENDUM:

Buyer shall have until March 7, 2008 as a period of due diligence and escrow. During this time the geologists, permitting consultants, legal consultants, etc employed by the buyer will be given access to the property to perform all necessary tests in accordance with fatal flaw analysis, permitting research, and deposit verification. During this due diligence period, the removal of any material not directly related to the aforementioned testing (fatal flaw analysis, permitting research, and deposit verification) will not be permitted. Any costs associated with the geologists work permitting research, deposit verification, fatal flaw analysis, actual permitting of this property, legal consultations, or any activity associated therein will solely be the responsibility of the buyer and will not be assumed by, nor paid by the sellers. Buyer hereby agrees to hold sellers harmless in the event of any injuries to the buyers, their agents, employees, contractors, sub-contractors etc. which may occur on the subject property. During this time the buyer may withdraw from escrow without penalty and the earnest money deposit will be refunded minus any already incurred transaction fees or cancellation penalty fees. Buyer will be solely responsible for any fees associated with the cancellation of escrow due to withdrawal. It is hereby mutually agreed that if escrow is not successfully closed, due to non-performance by the buyer, on or before March 7, 2008, both buyer and seller agree to sign mutual cancellation escrow instructions attached as Exhibit "A", instructing earnest money deposit to be returned to buyer, unless the extension option is exercised.

As consideration for entering into this agreement buyer shall provide the seller with legible copies of all documents which buyer obtains or produces regarding this property during the due diligence period (ie: essay reports, geological reports, mining engineer reports, enviromental reports, drill logs, maps, governmental reports, feasibility studies, historical reports, permit applications, etc. etc. etc.). Copies of said documents will be mailed by buyer to seller within five days of receipt or production of said documents. Said documents shall be provided to seller at no charge to seller.

EXTENSION INCREASE DEPOSIT : The buyer is to deposit an additional **$90,000.00** on or before MARCH 7, 2008, for extension purposes.

CLOSING DATE EXTENSION: All parties herein agree to extension of closing to June 9, 2008, upon buyers deposit of $90,000.00 prior to March 7, 2008. Upon deposit of said funds, total deposit of $100,000.00 is non-refundable. In the event escrow is not closed on or before June 9, 2008, all parties herein agree to sign mutual cancellation instructions as attached as Exhibit "B" instructing total deposit of $100,000.00 to be released to the seller, less any fees incurred.

ALL COSTS SPLIT EQUALLY: Contrary to any other printed portion of these instructions, escrow holder is to charge the Buyer and Seller equally (50/50) all costs incurred in this transaction which are, but not limited to: Escrow fee, Title policy fee, documentary transfer tax, recording fees, preparation of all documents, certified and/or overnight mail, if any. Seller to pay delinquent taxes, liens of record and costs to remove same, if any. Any additional expense incurred at the specific request of buyer or seller is to be charged to the appropriate party. Seller herein is responsible for payment of commissions and property taxes will be prorated between buyer and seller.

EXCHANGE INTENT: Buyer and seller understand and agree that during the course of this escrow, SELLER, in order to effect a 1031 tax-deferred exchange reserves the right to substitute another SELLER for themselves and open an exchange escrow involving this property and a new property of their choice. Buyer is to be at no additional expense with regard to the exchange to be created, however, does agree to execute any and all documents as may be necessary to effect said exchange. **This provision does not constitute an exchange. Seller will cause escrow holder to be handed written instructions and/or accommodator information prior to the close of this escrow.** In the event the seller **does not** provide said written instructions and/or accommodator information, you are to proceed with the closing of this escrow without further liability and/or responsibility as to the seller's intent to effect said 1031 exchange. No further approval is hereby required.

* *

THE FOLLOWING IS INTENDED TO AMEND VACANT LAND PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS IN THE FOLLOWING PARTICULARS ONLY:

Escrow holder shall have no duty and/or responsibility regarding Item #18 A,B,C, or D of the Vacant Land Purchase Agreement and Joint Escrow Instructions except as it pertains to preliminary title report approval.

NATURAL HAZARD DISCLOSURE REPORT & TAX/SPECIAL ASSESSMENT REPORT(S) (if any): Close of escrow is subject to the receipt by Escrow Holder of an acknowledgement by Seller, Buyer and Real Estate Agent(s) that they have received and reviewed the Natural Hazard Disclosure Report and Tax/Special Assessment Report(s) (if any) issued by **PROPERTY I.D.**. Escrow Holder has no duty or responsibility regarding the Natural Hazard Disclosure Report and Tax/Special Assessment Report(s) (if any) content and is not liable for any information contained therein. The sole duty of the escrow holder is to obtain said reports, send them to the appropriate parties by normal and customary conveyance and receive the acknowledgement of receipt by appropriate parties.

CONTINUED ON PAGE 3

BROKER DISCLOSURE: Buyer is aware that Seller herein is related to the Real Estate Agents involved in this transaction.

BROKER DISCLOSURE: Buyer is aware that Seller is a Licensed Real Estate Agent acting as a principal in this transaction.

DUAL AGENCY: All parties are aware **ELITE REALTY** represents both buyer and seller in this transaction.

PRORATION OF TAXES: Proration of Taxes shall be based on the amount of the last tax statement of the Tax Collector issued prior to the close of escrow. (If the amount of the new tax bill issued by the Tax Collector after the close of escrow is more or less than the amount used for proration purposes, the difference, if any, will be adjusted by the parties herein outside of escrow.)

THIS ENDS THE AMENDED PORTION OF VACANT LAND PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS.

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ESCROW HOLDER IS INSTRUCTED THAT THE FOLLOWING IS AGREED BETWEEN THE BUYER AND SELLER HEREIN, AND ESCROW HOLDER HAS NO DUTY AND/OR LIABILITY FOR SAME:

There exists a graduated scale royalty interest on any silver production (3-7% depending upon the price of silver at the time of excavation) retained by Exxon-Mobil Corporation. Buyer to investigate and satisfy themselves regarding said royalties.

ESCROW HOLDER IS INSTRUCTED TO CLOSE ESCROW WITHOUT REGARD OR LIABILITY FOR THE ABOVE TERMS.

Pursuant to Senate Bill 813, supplemental taxes and a change in assessed value may occur subsequent to the close of escrow, but you as escrow holder are not to be concerned with same.

Pursuant to Section 480.3 of the Revenue and Taxation Codes which provide that any document which reflects a change in ownership must be accompanied by a correctly completed ownership report at the time of recordation. Failure to provide said report will result in a $20.00 penalty.

Pursuant to the Tax Reform Act of 1986, the seller must provide the IRS with the necessary information concerning this transaction, as required by law.

CAL-FIRPTA: In the event Franchise Tax Board withholding is required, pursuant to California Revenue and Taxation Code Section 18662, Buyer(s) herein direct Escrow Holder to withhold same from funds due Seller and remit with form(s) 593-B to the Franchise Tax Board, at close of escrow. Escrow holder shall charge a fee of $45.00 for each Form 593-B processed, as applicable.

Pursuant to Section 1445 of the Internal Revenue Code a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.

* * * * * * * * * * * * * *

THIS ESCROW COMPANY HOLDS DEPARTMENT OF CORPORATIONS ESCROW LICENSE NO. 963-1365

GENERAL PROVISIONS

DISBURSEMENTS: All disbursements shall be made by your check or wire transfer if requested in writing. All funds received in this escrow shall be deposited in one or more of your general escrow accounts with any bank doing business in the State of California and may be transferred to any other general escrow account or accounts.

CLOSE OF ESCROW: The expression "close of escrow" means the date on which instruments referred to herein are filed for record. All adjustments are to be made on the basis of a 30 day month.

RECORDATION: The parties authorize the recordation of any instrument delivered through this escrow if necessary or proper for the issuance of the required policy of title insurance or for the closing of this escrow. Funds, instructions or instruments received in this escrow may be delivered to, or deposited with any title insurance company or title company to comply with the terms and conditions of this escrow.

AUTHORIZATION TO RELEASE INFORMATION: You are to furnish a copy of these instructions, amendments thereto, closing statements and/or any other documents deposited in this escrow to the lender or lenders, the real estate brokers and/or attorney or attorneys involved in this transaction upon request of such lenders, brokers or attorneys.

REPRESENTATIONS: The parties acknowledge and understand that you, as Escrow Holder, are not authorized to practice the law nor do you give financial advice. The parties are advised to seek legal and financial counsel and advice concerning the effect of these escrow instructions. The parties acknowledge that no representations are made by you about the legal sufficiency, legal consequences, financial effects or tax consequences of the within escrow transaction. Escrow holder has not made any investigation, representation or assurance whatsoever regarding the compliance of this transaction with any securities, usury, if any, whether new or of record, encumbrance, or other laws of the United States or the State in which the transaction is consummated.

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SUFFICIENCY OR CORRECTNESS: The parties to this escrow are made aware that Escrow Holder has no obligation to verify signatures of any of the parties involved.

You shall not be responsible for the following: (1) the sufficiency or correctness as to form, forgery, manner of execution or validity of any documents deposited in this escrow: (2) the identity, authority, or right of any person executing the same, either as to documents of record or those handled in the escrow: or (3) the failure of any party to comply with any of the provisions of any agreement, contract or other instrument filed or deposited in this escrow or referred to in those escrow instructions. Your duties shall be limited to the safekeeping of money and documents received by you as Escrow Holder and for the disposition in compliance with the written instructions accepted by you in this escrow. You shall not be required to take any action regarding the collection or maturity of any obligations deposited with you unless otherwise instructed in writing.

AUTHORITY OF BUSINESS ENTITY: As to any corporation, partnership or other entity which may be a party hereto, it shall be conclusively presumed that any document executed by an officer or general partner of such entity was made upon due, full, legal and complete authority of the governing body of such entity, and you shall have no responsibility to independently investigate or verify such authority.

RESPONSIBILITIES OF ESCROW HOLDER: The parties agree that you have the responsibilities of an Escrow Holder only and there are no other legal relationships established in the terms and conditions of the escrow instructions. In connection with this escrow: (1) You shall have no duty or responsibility of notifying any of the parties to this escrow of any sale, resale, loan, exchange or other transaction involving any of the subject real property or personal property; (2) You shall have no responsibility or duty to disclose any benefit, including, but not limited to financial gain, realized by any person, firm or corporation involving any of the subject real property or personal property; and (3) You shall have no responsibility or duty to disclose any profit realized by any person, firm or corporation including, but not limited to, any real estate broker, real estate sales agent and/or a party to any other escrow, in connection therewith, although such other transaction may be handled by you in this escrow or in another escrow transaction.

PAYMENT OF FEES AND CHARGES: It is understood that the fees to be paid for your services are for ordinary and usual services only and should there be any extraordinary or unusual services rendered by you, the undersigned agree to pay reasonable compensation to you for such extraordinary or unusual services, together with any costs and expenses which may be incurred by you in connection with same. Upon the close of escrow you may retain, on your own behalf, your charges, costs and fees and charge the same in your accounting system against the person responsible therefore.

TIME IS THE ESSENCE: Time is declared to be the essence of these instructions. If the conditions of this escrow have not been complied with at the time herein provided, you are nevertheless to complete the same as soon as the conditions (except as to time) have been complied with, unless any party shall have made written demand not to do so. The parties agree to deliver to you all documents, instruments, escrow instructions and funds required to process and close this escrow in accordance with its terms. If the date by which Buyer's or Seller's performances are due shall be other than your regular business day, such performances shall be due on your next succeeding business day, except Saturday.

PARTIES SHALL COOPERATE: The parties shall cooperate with you in carrying out the escrow instructions they deposit with you and completing this escrow. The parties shall deposit into escrow, upon request, any additional funds, instruments, instructions, documents, authorizations, or other items that are necessary to enable you to comply with demands made on you by third parties, to secure policies of title insurance, or to otherwise carry out the terms of their instructions and close this escrow. If conflicting demands or notices are made or served upon you or any controversy arises between the parties or with any third person arising out of or relating to this escrow, you shall have the absolute right to withhold and stop all further proceedings in, and in performance of, this escrow until you receive written notification satisfactory to you of the settlement of the controversy by written agreement of the parties, or by the final order or judgment of a court of competent jurisdiction.

All of the parties to this escrow, jointly and severally, promise to pay promptly on demand, as well as to indemnify you and to hold you harmless from and against all administrative governmental investigations, audit and legal fees, litigation and interpleader costs, damages, judgments, attorneys' fees, arbitration costs and fees, expenses, obligations and liabilities of every kind (collectively "costs") which in good faith you may incur or suffer in connection with or arising out of this escrow, whether said costs arise during the performance of or subsequent to this escrow, directly or indirectly, and whether at trial, or on appeal, in administrative action, or in an arbitration. You are given a lien upon all the rights, titles and interests of the parties and all escrow papers and other property and monies deposited into this escrow to protect your rights and to indemnify and reimburse you. If the parties do not pay any fees, costs or expenses due you under the escrow instructions or do not pay for costs and attorneys' fees incurred in any litigation, administrative action and/or arbitration, on demand, they each agree to pay a reasonable fee for any attorney services which may be required to collect such fees or expenses, whether attorneys' fees are incurred before trial, at trial, on appeal or in arbitration.

WRITTEN NOTICE: All notices, demands and instructions must be in writing. No notice, demand, instruction, amendment, supplement or modification of these escrow instructions shall be of any effect in this escrow until delivered in writing to you and mutually executed by all parties. All parties understand that money and/or instruments deposited cannot be returned without written mutual instructions.

Any purported oral instruction, amendment, supplement, modification, notice or demand deposited with you by the parties or either of them shall be ineffective and invalid. You are to be concerned only with the directives expressly set forth in the escrow instructions, supplements and amendments thereto, and are not to be concerned with nor liable for items designated as "memorandum items" in the escrow instructions. These escrow instructions may be executed in counterparts, each of which shall be deemed an original regardless of the date of its execution and delivery. All such counterparts together shall constitute the same document.

FACSIMILE SIGNATURES: In the event any party to this transaction utilizes facsimile transmitted signed documents, escrow holder is authorized to rely upon such documents as if they bore original signatures. Notwithstanding the foregoing, any escrow instructions pertaining to a pre-release of funds from escrow shall not be effective until escrow holder receives original signatures from all parties (and escrow holder, at its sole discretion may further require a notary acknowledgement on such instructions). All parties signatures hereon constitute their knowledge and understanding that facsimile signatures are not acceptable for documents required to be recorded.

FUNDS DEPOSITED BY SUB-ESCROW AGENT: If it is necessary, proper or convenient for the consummation of this escrow, you are authorized to deposit or have deposited funds or documents, or both, handed you under these escrow instructions with any duly authorized sub-escrow agent, including, but not limited to any bank, trust company, title insurance company, title company, savings and loan association, or licensed escrow agent, subject to your order at or before close of escrow in connection with closing this escrow. Any such deposit shall be deemed a deposit under the meaning of these escrow instructions.

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AFFECTS ON LAND OR IMPROVEMENTS: The parties to this escrow have satisfied themselves outside of escrow that the transaction covered by this escrow is not in violation of the Subdivision Map Act or any law regulating land division, zoning ordinances or building restrictions which may affect the land or improvements that are the subject of this escrow. You, as escrow holder, are relieved of all responsibility and liability in connection with such laws, ordinances, restrictions or regulations and are not to be concerned with any of their enforcement.

PHYSICAL INSPECTION: You shall make no physical inspection of the real property or personal property described in any instruments deposited in, or which is the subject of this escrow. You have made no representations or warranties concerning any such real property or personal property and are not to be concerned with nor liable for the condition of real property or personal property.

DISCLOSURES: You are not to be concerned with nor liable for giving of any disclosures required by Federal or State Law, specifically but not exclusively, RESPA (Real Estate Settlement Procedures Act), Regulation Z (Truth in Lending disclosures) or other warning, or any warranties, expressed or implied.

The parties agree to release you from any and all liability of any kind or nature and to indemnify you from any loss, damages, claims, judgments or costs of any kind or nature resulting from or related to the release or discharge of hazardous or toxic wastes on the subject property whether it occurred in the past or present or may occur in the future which release or discharge is in violation of law, in excess of any state and federal standards, permit requirements and/or disclosure requirements existing at this time or which may exist at a future time. The parties represent that they made their own assessment of the condition of the subject property and have not relied on any of your representations in making the assessment. The parties are advised to seek independent legal and technical environmental expert advice in assessing the risks associated with potential hazardous or toxic wastes.

FORMS: You are to use your usual document forms or the usual forms of any title insurance company or title company and according to our instructions insert dates and terms on the instruments if incomplete when executed.

VALIDITY OF DEMANDS AND STATEMENTS: You are instructed to provide title to the subject real property in the condition identified in the escrow instructions by the parties. You are not responsible for the contents or accuracy of any beneficiary demands and/or beneficiary statements delivered to you by the existing lienholders. The parties expressly indemnify and hold you harmless against third-party claims for any fees, costs or expenses where you have acted in good faith, with reasonable care and prudence and/or in compliance with these escrow instructions. You are not required to submit any such beneficiary statements and/or demands to the parties for approval before the close of escrow unless expressly instructed to do so in writing. Should the parties desire to pre-approve any such beneficiary statement and/or demand, the parties requesting the same shall deliver separate and specific written escrow instructions to you.

LOAN DOCUMENTS: You are not to be responsible in any way whatsoever nor to be concerned with the terms of any new loan or the content of any loan documents obtained by any party in connection with this escrow except to order such loan documents into the escrow file, transmit the loan documents to Buyer for execution and transmit the executed loan documents to lender. The parties understand and agree that you are not involved nor concerned with the approval and/or processing of any loan or the contents and effect of loan documents prepared by a lender.

EFFECT OF EXECUTION: The signatures of the undersigned hereon and on any document(s) and instrument(s) pertaining to this escrow indicates their unconditional acceptance of the same and constitutes acknowledgment of their receipt of a copy of the same.

CANCELLATION: Should demand be made upon you, you may withhold and stop all further proceedings in this escrow without liability for interest on funds held or for damages until mutual cancellation instructions signed by all parties shall have been deposited with you. The parties, jointly and severally, agree that if this escrow cancels or is otherwise terminated and not closed, the parties shall pay for any costs and expenses which you have incurred or have become obligated for under these escrow instructions, including, but not limited to, attorneys' fees, arbitration fees and costs and reasonable escrow fees for the services rendered by you. The parties agree that such costs and expenses shall be paid and deposited in escrow before any cancellation or other termination of this escrow is effective. The parties agree that said charges for expenses, costs and fees may be apportioned between Buyer and Seller in a manner agreed upon by the parties. Upon receipt of mutual cancellation instructions or a final order or judgement of a court of competent jurisdiction with accompanying writs of execution, levies or garnishments, you are instructed to disburse the escrow funds and instruments in accordance with such cancellation instructions, order or judgement and accompanying writ and this escrow shall, without further notice be considered terminated and cancelled.

DISHONORED CHECKS: If any check submitted to you is dishonored upon presentment for payment, you are authorized to notify all parties to the within escrow, their respective real estate brokers and real estate agents and any other person or entity you deem in your sole discretion necessary to notify.

GENDER: In these escrow instructions, wherever the context so requires, the masculine gender includes the feminine and/or neuter and the singular number includes the plural.

DISPOSAL OF MATERIALS: You are authorized to destroy or otherwise dispose of any and all documents, papers, escrow instructions, correspondence and records or other materials constituting or pertaining to this escrow at any time after five (5) years from the date of: (1) the close of escrow; (2) the date of cancellation; or (3) the date of the last activity without liability and without further notice to the parties.

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I hereby agree to pay any charges including but not limited to: escrow fee and charges as stated in Vacant Land Purchase Agreement and Joint Escrow Instructions, additional escrow processing charges, recording fee, any documents necessary on my part and any advances and expenses that are properly chargeable to me regardless of the consummation of this escrow. At close of escrow you are to mail all documents, etc., to the persons entitled thereto.

IF FOR ANY REASON FUNDS ARE RETAINED IN ESCROW, YOU ARE TO DEDUCT THEREFROM A MONTHLY CHARGE AS A CUSTODIAN THEREOF IN THE AMOUNT OF $30.00 PER MONTH FROM SCHEDULED CLOSING DATE UNTIL DISBURSED.

I/We understand funds required to be deposited by the Buyer/Seller prior to close of escrow for closing costs, down payment and/or deficiency in funds MUST BE IN THE FORM OF A CASHIERS CHECK/CERTIFIED CHECK

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DRAWN ON A CALIFORNIA BANK and deposited into the escrow trust account or wired to and deposited in the escrow trust account no later than one business day prior to the closing. In the event a personal check is deposited, escrow closing may be delayed until verification of check clearance can be obtained by escrow holder. CASH CANNOT BE ACCEPTED.

BUYER:

INTERNATIONAL SILVER INC., AN ARIZONA CORPORATION

By:________________________________

8040 S. KOLB ROAD, TUCSON, AZ 85706

I agree to pay any personal property taxes properly chargeable to me. You are instructed to use the money and record the instruments to comply with said instructions and to pay all encumbrances of record necessary without further approval including prepayment penalties to show as herein provided. I agree to pay all charges and escrow fee as stated in Vacant Land Purchase Agreement and Joint Escrow Instructions, additional escrow processing charges, drawing of documents, recording fees, documentary transfer tax, HOA document fee and escrow processing fee (if applicable), and such other charges which are advanced for my account regardless of the consummation of this escrow.

At the close of this transaction you are instructed to pay real estate commission as per separate instructions.

IF FOR ANY REASON FUNDS ARE RETAINED IN ESCROW, YOU ARE TO DEDUCT THEREFROM A MONTHLY CHARGE AS A CUSTODIAN THEREOF IN THE AMOUNT OF $30.00 PER MONTH FROM SCHEDULED CLOSING DATE UNTIL DISBURSED.

SELLER(S):

________________________	________________________
BRUCE D. STRACHAN	ELIZABETH K. STRACHAN

455 JENNILEAH LANE, SAN MARCOS, CA 92069

At the close of escrow you are to mail your check and any documents to which I am entitled to address you are handed prior to close of escrow.

-- END OF INSTRUCTIONS --

ks

ESCROW NO.: 1-41286-K3

SILVER LAKES DISCLOSURES

1. Buyer's acknowledge that they have received a copy of the CC&Rs and Silver Lakes By-Laws. They are aware that Association dues are presently $130.00 per month, and that there is a water stand-by charge of $60.00 a year on vacant lots. Recommend Buyers to request a copy of Architectural Guidelines.

2. Silver Lakes Association transfer fee is $100.00.

3. A bond was issued February 4, 1990 for the improvement of the water and sewer systems in Silver Lakes. The initial amount was $3,489.00 per each vacant lot to be paid over a twenty year period at 7.2% interest. Said bond is collected with the general and special taxes at an approximate amount of $32.00 per month. The owner of the property has the option of paying the balance of the assessment, at which time both installments of the property taxes for the current fiscal year must be paid in full.

4. <u>SILVER LAKES SOILS CONDITION:</u>
CERTAIN AREAS OF THE SUBDIVISION ARE SUBJECT TO SOIL SUBSIDENCE, PRIMARILY BY CONSOLIDATION OF LOW DENSITY, MOISTURE-DEFICIENT SOIL. IF SUCH SOIL BECOMES SUPERSATURATED, IT MAY CONSOLIDATE, CAUSING DIFFERENTIAL SETTLEMENT AT THE SURFACE AND POSSIBLE DAMAGE TO THE STRUCTURE BUILT ON THE LOT.

5. Buyers are aware that the County of San Bernardino will require a subsoil test in some areas of Silver Lakes prior to the issuance of a building permit. In some cases, the County has required lots, previously tested and/or compacted, to be re-tested. The owner of the property (at the time building permits are requested) is responsible for any costs associated with County required testing or soils work.

6. BUYERS ARE AWARE THERE ARE CERTAIN AREAS IN THE SILVER LAKES SUBDIVISIONS WHICH REQUIRE SOIL TESTING AND THAT SILVER LAKES IS PRONE TO SOIL SUBSIDENCE IN SOME AREAS. **ELITE REALTY RECOMMENDS THAT EVERY PROSPECTIVE BUYER CONTACT THE COUNTY OF SAN BERNARDINO.**

7. Elite Realty discloses that some past soils reports are being rejected or requires additional testing on/or re-certification by a soils engineer. Elite Realty takes no responsibility on the investigation of soils conditions of lots required testing. Elite Realty does not warrant or guarantee property lines or set backs.

SOILS TESTING

San Bernardino County requires that the following lots be tested. As of this date, some of the lots have already been tested and/or stabilized. Contact the Silver Lakes Association office to determine the status of any particular lot.

TRACT	LOT NUMBER	TRACT	LOT NUMBER
8311	65-175, 188-206, 245-268 282-294, 309-352	8316	1-287
8312	1-324, 452-454	8317	16-179, 212-283
8313	NONE	8318	30-79, 96-113, 126-189
8314	1-19	8319	NONE
8315	204-209	8320	1-94, 232-372, 430-457

INTERNATIONAL SILVER INC., AN ARIZONA CORPORATION

By: ______________________________

DATE: ________________________

ESCROW NO.: **1-41286-KS**

NOTICE OF CAL-FIRPTA WITHHOLDING

In accordance with Section 18662 of the Revenue and Taxation Code, a buyer may be required to withhold an amount equal to 3 1/3 percent of the sales price in the case of a disposition of California real property interest by either:

1. A seller who is an individual (resident or non-resident) **OR**

2. A non-individual seller which has no permanent place of business in California.

The buyer may become subject to penalty for failure to withhold an amount equal to the greater of 10 percent of the amount required to be withheld or five hundred dollars ($500).

HOWEVER, notwithstanding any other provision included in the California Statutes referenced above, no buyer will be required to withhold any amount or be subject to penalty for failure to withhold if:

1. The sales price of the California real property conveyed does not exceed one hundred thousand dollars ($100,000), **OR**

2. The seller executes a written certificate, under the penalty of perjury, certifying that (a) Sales resulting in a loss for California tax purposes OR (b) Like-kind exchanges, with the exception of boot (IRC Section 1031) OR (c) Involuntary conversions (IRC Section 1033, OR (d) Certain foreclosures, **OR**

3. The seller, who is an individual, executes a written certificate, under the penalty of perjury, that the California real property being conveyed is the seller's principal residence (as defined in Section (121) of the Internal Revenue Code)."

The exemptions for non-individuals are:

1. Corporations with a permanent place of business in California, **OR**
2. Partnerships or LLC's, **OR**
3. Tax exempt entities insurance companies, IRAs, or qualified pension plans, **OR**
6. Banks or banks acting as a fiduciary for a trust.

Individual and/or Non-individual Sellers meeting one of the above applicable exemptions must sign a written certification under penalty of perjury (Form 593-C/593-E) to be exempt from withholding.

The undersigned parties acknowledge that the Escrow Holder is required to provide to Buyer(s) written notification of California withholding requirements. This notification instructs Buyer(s) to withhold 3 1/3% of the Total Consideration from the funds due Seller(s), and complete Form 593-B, providing two copies of Form 593-B to Seller, and providing one copy of Form 593-B to the FTB along with the withholding payment by the due date, when CAL-FIRPTA is applicable.

Buyer(s) herein instruct the Escrow Holder to act as Withholding Agent on behalf of Buyer, as to the duties described herein above.

For forms and/or questions pertaining to Real Estate Withholding, contact the Franchise Tax Board at:

TAX FORMS REQUEST UNIT
FRANCHISE TAX BOARD
P.O. BOX 307
RANCHO CORDOVA, CA 95741-0307
www.ftb.ca.gov/geninfo/wscs/forms.html

(888) 792-4900 or (916) 845-4900 (not toll free)

Telephone assistance is available from 8 a.m. until 5 p.m. Monday through Friday.

INTERNATIONAL SILVER INC., A ARIZONA CORPORATION

By: ______________________________

Date: ______________________________

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